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                                                    EXHIBIT NO. 10.6f
                  THIRTIETH AGREEMENT AMENDING
                NEW ENGLAND POWER POOL AGREEMENT

     THIS AGREEMENT, dated as of the 1st day of June, 1993 is

entered into by the signatories hereto for the amendment by them of the New England Power Pool Agreement dated as of September 1,

1971 (the "NEPOOL Agreement"), as previously amended by twenty -

eight (28) amendments, the most recent of which was dated as of

September 15, 1992, and as proposed to be amended by a pending twenty-ninth amendment dated as of May 1, 1993.


     WHEREAS, the signatory Participants propose to amend the

provisions on NEPOOL planning in the NEPOOL Agreement, and to provide for new categories of Pool-Planned Facilities and Pool-

Planned Purchases and to couple this with a change in the

definition of Pool-Planned Unit to reference only existing Units;

and


     WHEREAS, the proposed amendments are intended, among other things, to facilitate the use of revenue bond financing by

Participants which are Massachusetts municipal utilities, and to avoid in the future controversies over criteria for the

designation of Pool-Planned Units.


     NOW THEREFORE, the signatories hereby agree as follows:

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                            SECTION I

                           AMENDMENTS
                           ----------

     Section 1.      Amendment of Section 7.12
                     -------------------------

     Section 7.12(j) is amended to read as follows:

          (j) coordinating the review of proposed plans of Participants pursuant to Sections 10.1, 10.4 and
               11.1 and coordinating the submission of
               recommendations to the Management Committee regarding such proposed plans;

     Section 7.12 is further amended by deleting the "and" at the end of Subsection (i) and by adding the following new Subsections at the end of the Section:

          (k) to the extent appropriate, enabling the planning and installation of reliable and economical bulk power supply and related facilities of NEPOOL by establishing reasonable criteria, guidelines and methods relating to the appropriate provisions for integrated bulk power supply planning and related facilities on behalf of all the NEPOOL Participants;

          (l) preparing forecasts of the aggregate coincidental Adjusted Load of the Participants and of the Annual and Monthly Peaks and the Adjusted Annual and Monthly Peaks of each of the Participants for use by the Management Committee in estimating "C" and "E" for purposes of Section 9.2(a); and

          (m)  coordinating with neighboring pools, non-
               Participants and the regional reliability council on matters of regional planning and regional reliability.

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     Section 2.     Amendment of Section 9.4(a)
                    ---------------------------

     Section 9.4(a) is amended to read as follows:

          (a) At the conclusion of each Capability Period, the Operations Committee shall determine whether each Participant has satisfied its Capability Responsibility obligation for each month during such Capability Period. If the minimum monthly System Capability of a Participant during a month was less than its Capability Responsibility, the number of Kilowatts of its deficiency shall be computed and the Participant shall pay a Capability Responsibility adjustment charge for the month computed at the rate prescribed by
               Section 9.4(b). For purposes of Sections 9.4(a) and 9.4(d), the minimum monthly System Capability of a Participant for a month during a Capability Period is equal to the sum of (i) the Participant's lowest System Capability (as determined without taking into account any Entitlements in Pool-Planned Facilities initially placed in commercial operation during the Capability Period) for any day during the month, plus (ii) for each Pool-Planned Facility initially placed in commercial operation during the Period on or prior to the first day of the third month of the Period, one-sixth of (A) the amount of the Participant's Entitlement, if any, in such Facility times (B) the number of full months during such period that such Facility was in commercial operation, subject to the right of the Participant to elect, by written notice received by the chairman of the Operations Committee prior to the end of the Period, not to receive credit under this clause (ii), plus (iii) for each Pool-Planned Facility initially placed in commercial operation during the period on or prior to the first day of the month and for which no credit was given under clause (ii), the amount of the Participant's Entitlement, if any, in such Facility. Retirements made on the last day of any month shall not be deducted from System Capability for that month.

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     Section 3.     Amendment of Section 10.1
                    -------------------------

     Section 10.1 is amended to.read as follows:

     10.1      Recommendation of Additional Facilities
               ---------------------------------------

               The Management Committee shall periodically review the need for, and shall recommend, additions to and changes in generating and transmission facilities of the Participants, or sales to or purchases of power from Non-Participants, to meet the reliability standards established by it pursuant to Section 5.13 and the other objectives of NEPOOL. In making its review and recommendations, the Management Committee shall give due consideration to (i) reports of the Policy Planning Committee as to any alternatives proposed by the Policy Planning Committee, and
               (ii) such other matters as the Management
               Committee deems pertinent.

               The Management Committee shall specify the type, range of capacity, target date for initial commercial operation and other appropriate characteristics of recommended facilities.

               At least once every three years the Management Committee shall adopt a ten-year NEPOOL expansion plan specifying the type and timing of additional generating units, PTF facilities and other resources recommended for commercial operation during the period of the expansion plan.

               The Management Committee shall also periodically review the need for, and shall recommend, arrangements to meet the reliability standards established by it pursuant to Section 5.13 and the other objectives of NEPOOL, under which Participants, affiliates of Participants or other persons may effect additions to and changes in generating and transmission facilities for use by Participants. Any such facilities shall be eligible for designation as Pool-Planned Facilities under Section 11.1.

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     Section 4.     Amendment of Section 10.6
                    -------------------------

     Section 10.6 is amended to read as follows:

     10.6      Increase in Reserves Because of Non-NEPOOL Planned
               --------------------------------------------------
               Unit or Facility
               ----------------

               If a Participant has at any time an Entitlement in a generating unit placed in commercial operation after October 31, 1975, which is not a Pool-Planned Unit or a Pool-Planned Facility and with respect to which no significant firm commitments to manufacturers or constructors were made on or before November 1, 1971, and as a result of the character, size or operation of such unit NEPOOL reserves are required to be increased, such Participant shall be responsible for providing (at its expense and, if more than one Participant has an Entitlement in the unit, in proportion to its Entitlement in such unit) the required additional NEPOOL reserves for so long as, and to the extent that, such increase is required by reason of such unit, or until such unit is accepted by the Management Committee as a Pool-Planned Unit or a Pool-Planned Facility; provided that such Entitlement shall be included in the Participant's System Capability for Capability Responsibility purposes.

     Section 5.     Amendment of Section 11.1
                    -------------------------

     Section 11.1 is amended to read as follows:

     11.1      Pool Access Objectives; Designation of Pool-Planned
               ---------------------------------------------------
               Facilities or Purchases
               -----------------------

               It is an objective of NEPOOL that each Participant shall have an appropriate opportunity to meet its Capability Responsibility from Pool-Planned
               Facilities.

               It is recognized that in the past Participants have satisfied their generating needs in various ways, as sole or joint owners of generating units, as joint owners of interests in generating companies, as purchasers from other Participants

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               or Non-Participants under Unit Contracts or as
               wholesale customers, although some smaller
               Participants have indicated a desire to change their mode of participation in the future by ceasing to be wholesale customers in whole or part. It is anticipated that such smaller Participants and their suppliers will work out individual arrangements covering the phase-out of present contracts and that in many cases this may best be accomplished over a five-to-ten year period. Furthermore, Participants have participated in transmission facilities as sole owners, as joint owners of interests in transmission companies, or by entering into joint long-term support arrangements, and it is expected that this diversity will continue in the future because of the varying situations of the Participants. Many of the joint arrangements have been arranged or facilitated by NEPOOL action, and it is a continuing objective of NEPOOL to facilitate, in appropriate circumstances, joint generation and transmission arrangements through the designation of Pool-Planned Facilities and Pool-Planned Purchases.

               A Participant which proposes, or whose affiliate proposes, a joint arrangement for the installation with other Participants of an additional generating unit rated 25 MW (gross) or above or a transmission facility rated 69 kV or above, or for a purchase jointly with other Participants of a Unit Contract Entitlement from a Non-Participant may submit, in such form, manner and detail as the Management Committee or the Policy Planning Committee may reasonably prescribe, a request to the Management Committee to designate the generating unit or the transmission facility as a Pool-Planned Facility or the purchase as a Pool-Planned Purchase, as the case may be. If the request relates to an additional generating unit or transmission facility to be installed by the Participant or its affiliate, the request shall be submitted at or before the time the Participant's plan for the facility is submitted pursuant to
               Section 10.4. It shall be a condition to the granting of the requested Pool-Planned status for a generating unit or purchase that the share of the unit or purchase which the Participant proposes to make available for joint participation

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               be at least a 25% share and that it be offered
               first to all other Participants on a fair and nondiscriminatory basis, before any offering is made to Non-Participants.

               The Policy Planning Committee shall review the Participant's proposal to determine its consistency with NEPOOL objectives and shall report the results of its review to the Management Committee. If the Management Committee determines, on the basis of the Policy Planning Committee's report and such other information as the Management Committee deems appropriate, that the proposal is consistent with NEPOOL objectives and that the Participant has made the offer of joint participation contemplated by this Section, if required, (whether or not such offer has been accepted by one or more other Participants), it shall designate the proposed generating unit or transmission facility as a Pool-Planned Facility, or shall designate the purchase as a Pool-Planned Purchase, as the case may be.

               Provided the Participant has offered at least 25% of the capacity to other Participants through joint ownership or unit contract participation, the Management Committee may not unreasonably withhold designation as a Pool-Planned Facility of a generating unit proposed to be constructed by one or more Participants in order to satisfy their anticipated Capability Responsibilities and/or to provide an appropriate mix of their generating capabilities if the needs of such Participants in these regards have not been satisfied from other units or facilities designated as Pool-Planned on a basis consistent with the following objectives:

               (a) Each Participant should have a reasonable opportunity to satisfy its load over some reasonable time period with a mix of generation reasonably comparable as to economics and types to that being developed for New England.

               (b) No Participant should be required to subject itself to an excessively disproportionate exposure to backup power costs or reserve obligations as a result of having to take any Entitlement which is excessively

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                    disproportionately large as compared to the
                    Participant's size, or as the result, during any sustained period, of having to take a disproportionate portion of its capacity from immature units.

               (c)  No Participant which has maintained an
                    integrated system in the past should be
                    required to impair the attractiveness of its securities in the capital markets by making unreasonably large capital investments in new generation or by becoming dependent upon other participants for a substantially disproportionate amount of its System Capability.

     Section 6.     Amendment of Section 15.33
                    --------------------------

     Section 15.33 is amended to read as follows:

          15.33 Pool-Planned Unit is one of the following units: New Haven Harbor Unit 1 (Coke Works), Mystic Unit 7, Canal Unit 2, Potter Unit 2, Wyman Unit 4, Stony Brook Units 1, 1A, 1B, 1C, 2A and 2B, Millstone Unit 3, Seabrook Unit 1 and Waters River Unit 2 (to the extent of 7 megawatts of its Summer Capability and 12 megawatts of its Winter Capability).

     Section 7.     Addition of New Section 15.33A
                    ------------------------------

     The Agreement is amended by adding new Section 15.33A, as follows:

          15.33A Pool-Planned Facility and Pool-Planned Purchase are, respectively, (a)(i) a generating unit or transmission facility designated as a "Pool-Planned Facility" pursuant to Section 11.1 or (ii) which was designated as a "Pool-Planned facility" pursuant to Section 10.1 prior to January 1, 1993, and (b) a purchase from a Non-Participant designated by the Management Committee as a "Pool-Planned Purchase" pursuant to Section 11.1; provided that a

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                    "Pool-Planned Purchase" will not be entitled
                    to transfer rights under Section 13.2(c), but
                    Section 13.2(c) shall continue to be
                    effective as to existing and new purchases from Hydro-Quebec utilizing the HQ
                    Interconnection.

                           SECTION II

                   EFFECTIVENESS OF AGREEMENT
                   --------------------------

     Following its execution by the requisite number of

Participants, this Agreement, and the amendments provided for above, shall become effective on September 30, 1993, or on such later date as Federal Energy Regulatory Commission shall provide that such amendment shall become effective.

                           SECTION III

                     USAGE OF DEFINED TERMS
                     ----------------------

     The usage in this Agreement of terms which are defined in

the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof in the NEPOOL Agreement.

                           SECTION IV

                          COUNTERPARTS
                          ------------

     This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and

effect as an original instrument and as if all the parties to all

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the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any

signatures thereof, and may be attached to another counterpart of this Agreement identical in form one or more signature pages.


     IN WITNESS WHEREOF, each of the signatories has caused a

counterpart signature page to be executed by its duly authorized representative, as of the 1st day of June, 1993.

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                   COUNTERPART SIGNATURE PAGE
                 TO THIRTIETH AGREEMENT AMENDING
                NEW ENGLAND POWER POOL AGREEMENT
                    DATED AS OF JUNE 1, 1993

     The NEPOOL Agreement, being dated as of September 1, 1971,

and being previously amended by twenty-eight (28) amendments

(with a pending twenty-ninth (29) amendment dated as of May 1,

1993), the most recent prior amendment which has become effective an amendment dated as of September 15, 1992.

                        Boston Edison Company

                        By: /s/ Cameron H. Daley
                            --------------------
                            Senior Vice President
                            800 Boylston Street
                            Boston, MA 02199

                        Central Maine Power Company

                        By: /s/ Donald F. Kelly
                            -------------------
                            Senior Vice President
                            Edison Drive
                            Augusta, Maine 04336

                        Commonwealth Electric Company for
                            Cambridge Electric Light
                             Company
                            Canal Electric Company
                            Commonwealth Electric Company

                        By: /s/ James J. Keane
                            ------------------
                            Vice President
                            2421 Cranberry Highway
                            Wareham, MA 02571

                        Eastern Utilities Associates Companies
                           Blackstone Valley Electric Company
                           Eastern Edison Company,
                           Montaup Electric Company,
                           Newport Electric Corporation

                        By: /s/ Arthur A. Hatch
                            ------------------
                            Executive Vice President
                            One Liberty Square
                            Boston, MA 02109

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                        The Narragansett Electric Company

                        By: /s/ Robert L. McCabe
                            --------------------
                            President
                            280 Melrose Street
                            Providence, RI 02901

                        New England Electric System Operating
                        Companies

                            Granite State Electric Company

                            By:  /s/ Lydia M. Pastuszek
                                 ----------------------
                                 President
                                 4 Park Street
                                 Concord, NH 03301-6313

                            Massachusetts Electric Company

                            By:  /s/ John H. Dickson
                                 -------------------
                                 President
                                 25 Research Drive
                                 Westborough, MA 01582

                            New England Power Company

                            By:  /s/ Jeffrey D. Tranen
                                 ---------------------
                                 President
                                 25 Research Drive
                                 Westborough, MA 01582

                        Northeast Utilities Companies
                            The Connecticut Light and
                             Power Company
                            Western Massachusetts Electric
                             Company
                            Holyoke Water Power Company
                            Holyoke Power and Electric
                             Company

                            By:  /s/ Frank P. Sabatino
                                 ---------------------
                                 Vice President - Marketing
                                 P.O. Box 270
                                 Hartford, CT 06141-0270

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                            Public Service Company of New
                            Hampshire

                            By:  /s/ Frank R. Locke
                                 ------------------
                                 President
                                 1000 Elm Street
                                 Manchester, NH 03105

                       Vermont Electric Power Company,
                         Inc.

                            By:  /s/ Richard W. Mallary
                                 ----------------------
                                 P.O. Box 548
                                 Rutland, VT 05702

                            Central Vermont Public Service
                            Corp.

                            By:  /s/ Robert de R. Stein
                                 ----------------------
                                 77 Grove Street
                                 Rutland, VT 05701

                            Vermont Marble Company

                            By:  /s/ John M. Mitchell
                                 --------------------
                                 Executive Vice President
                                 61 Main Street
                                 Proctor, VT 05765

                            Village of Enosburg Falls Water &
                            Light Department

                            By:  /s/ Edward Gill de Rubio
                                 ------------------------
                                 Manager
                                 Route 4
                                 Enosburg Falls, VT 05450

                            Village of Hardwick Electric
                            Department

                            By:  /s/ Jack E. Young
                                 -----------------
                                 General Manager
                                 P.O. Box 516
                                 Hardwick, VT 05843

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                            Village of Jacksonville

                            By:  /s/ Earle S. Holland
                                 --------------------
                                 President
                                 Box 73
                                 Jacksonville, VT 05342

                            Village of Morrisville Water &
                            Light Department

                            By:  /s/ James C. Fox
                                 ----------------
                                 Manager/Superintendent
                                 P.O. Box 325
                                 Morrisville, VT 05661

                            Village of Northfield Electric
                            Department

                            By:  /s/ Kevin O'Donnell
                                 -------------------
                                 Municipal Manager
                                 26 South Main Street
                                 Northfield, VT 05663

                            Village of Readsboro Electric
                            Light Department

                            By:  /s/ Annette Caruso
                                 ------------------
                                 P.O. Box 247
                                 Readsboro, VT 05350

                            Vermont Public Power Supply
                            Authority

                            By:  /s/ William J. Gallagher
                                 ------------------------
                                 General Manager
                                 512 St. George Road
                                 Williston, VT 05495

                       The United Illuminating Company

                       By:  /s/ Richard J. Grossi
                            ---------------------
                            Chairman and CEO
                            157 Church Street
                            New Haven, CT  06506-0901

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